BY-LAWS
OF
IPS HEALTH CARE, INC.

ARTICLE 1

OFFICES

Section 1. Principal Offices. The principal offices or shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other place both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Annual Meeting. The Annual Meeting of shareholders shall be held on the first Monday in February, if not a legal holiday, then on the next secular day following, at 10:00 a.m., such meeting shall be within or without the State of Delaware, at which meeting they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning ten percentum in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

EXHIBIT B

Section 3. Notice. Written notice of the annual or special meeting shall be given to each stockholder entitled to vote thereat, in person or by mailing to him at his last known address, not less than 10 nor more than 60 days before the date of meeting, unless such notice is waived in writing by each stockholder entitled thereto.

Section 4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall, not less than 10 nor more than 60 days prior to any election of directors, prepare a list of all stockholders of record (the date of such list being hereafter referred to as the (“record date”), which list shall be in alphabetical order and shall show the address and number of shares registered in the name of each such stockholder. At such election, each stockholder of record on the record date shall be entitled to vote the shares owned by him, as discussed by such list, irrespective of any transfers thereof subsequent to the record date. Such list shall also govern the voting of shares; provided, however, that the Board of Directors may, but shall not be required to, fix a new record date for any adjourned meeting. Such list shall be open to the examination of any stockholder or his duly authorized legal representative, during ordinary business hours, for a period of at least 10 days prior to the election, either at a place within the city, town or village where the election is to be held, and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 5. Quorum. The holders of 50% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6. Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from the date, unless the proxy provides for a longer period.

Section 7. Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, of the certificate of incorporation, or of these by-laws, such meeting and vote of stockholders may be dispensed with if a majority of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

Section 1. Number. The minimum number of directors which shall constitute the whole Board of Directors shall be one. The number of directors to constitute the Board of Directors shall be decided and the directors shall be elected at the annual or special meeting of the stockholders, (except as provided in Section 2 of this Article), and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3. Duties of Directors. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders. In the event such meeting is not held immediately following the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Special Meetings. Special meetings of the board may be called by the President with notice to each of the directors as provided in Section 7 of Article III hereof; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

Section 7. Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Notice of meetings other than regular meetings shall be given to each director, in person or by mailing or by telegram: such notice to him at his last known address not less than 10 nor more than 60 days prior to the date designated therein for such meetings including the date of mailing, unless said notice is waived in writing by each director. Said notice shall be written, specifying the time and place of such meeting.

Section 8. Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Voting. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

Section 10. Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation or by these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 11. Committees of Director. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including the power and authority to declare dividends, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12. Records of Committees. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or by these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Vice-Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose more than one Vice-President, one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board, a Vice-Chairman of the Board, a President, a Vice-President and a Secretary.

Section 3. Compensation. The salaries or all officers and agents of the corporation shall be fixed by the Board of Directors. Any payments made to or on behalf of the officer of the corporation (including but not limited to salary, bonus, rent or reimbursement for expenses) shall be determined by the Board of Directors in their sole discretion. In the event, however, that any such payment, whether it shall be in the form of cash, kind or services, which, subsequent to such payment, is finally determined either by any governmental taxing authority (with the consent of the corporation) or any court of competent jurisdiction as not being a deductible expense by the corporation for purposes of computing such taxes, shall be repaid by such officer to the corporation to the extent disallowed. The Board of Directors and officers of the corporation shall take whatever action is necessary to enforce such repayment. Each officer of the corporation shall, upon his entering into office, be formally notified of this by-law by the Board of Directors of the corporation.

Section 4. Term. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5. Duties of Officers. The duties and powers of the officers shall be as follows:

Chairman of the Board

The Chairman of the Board shall be the chief executive officer of the corporation and shall be responsible for formulating general policies and programs for the corporation for submission to the Board of Directors, and for carrying out the programs and policies approved by the Board of Directors. The Chairman of the Board shall cause to be called regular and special meetings of the Stockholders and Board of Directors in accordance with these By-Laws and he shall preside at all such meetings. The Chairman of the Board shall also have such other powers and duties as shall be assigned to him by the Board of Directors.

Vice-Chairman of the Board

In the absence or disability of the Chairman of the Board, or in the event for any reason it is impracticable for the Chairman of the Board to act personally, the Vice-Chairman of the Board shall perform the duties and exercise all the powers of the Chairman of the Board, and be subject to all the restrictions upon the Chairman of the Board. The Vice-Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

President

In the absence or disability of the Chairman of the Board and the Vice-Chairman of the Board, or in the event for any reason it is impracticable for the Chairman of the Board and the Vice-Chairman of the Board to act personally, the president shall have the powers and duties of the Chairman of the Board and the Vice-Chairman of the Board. The President shall be the general manager of the corporation and shall, in general, be responsible for the administration and operation of all of the business and affairs of the corporation.

He shall present annually to the stockholders and directors a report of the condition of the business of the corporation.

He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, and clerks of the corporation, within the scope of his authority as general manager.

He shall sign and make all contracts and agreements in the name of the corporation, within the scope of his authority as general manager.

He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payments of money duly drawn by the Treasurer.

He shall enforce these by-laws and perform all the duties incident to the position and office, and which are required by law.

Vice-President

The Vice-President, if there shall be one, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the Chairman of the Board, the Vice-Chairman of the Board and the President, perform the duties and exercise all the powers of the Chairman of the Board, the Vice-Chairman of the Board or the President, and be subject to all the restrictions upon the Chairman of the Board, the Vice-Chairman of the Board or the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Treasurer

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and the financial condition of the corporation.

If required by the Board of Directors, he shall give the corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

In the event there are no Vice-Presidents of the corporation, the Treasurer shall, in the absence of the Chairman of the Board, the Vice-Chairman of the Board and the President or in the event of their inability to act, perform the duties of the Chairman of the Board, the Vice-Chairman of the Board and the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, the Vice-Chairman of the Board and the President.

Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

CERTIFICATE OF STOCK

Section 1. Description. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice-President, and countersigned by the Treasurer or Assistant Treasurer, Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation, and sealed with the seal of the corporation. If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile of Signature. Where a certificate is signed (1) by a transfer agent, or (2) by a transfer clerk, acting on behalf of the corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3. Transfer of Stock. The stock of the corporation, irrespective of class, shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued; however, in the event of loss, mutilation or destruction of a certificate, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to any restrictions or limitations on the transfer thereof which may be set forth in the certificate of incorporation or referred to on the certificate so surrendered or which may be imposed by law or by any agreement to which the holder of such shares is subject.

Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote or take other action as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish an such reserve in the manner in which it was created.

Section 2. Statements and Reports. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 3. Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Delaware.

ARTICLE IX

AMENDMENTS

These by-laws may be altered, amended or repealed, or new by-laws may be adopted, at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting. Any change in the obligation of the corporation to provide tax information, as set forth in Section 2 of Article VI, shall require the approval of each stockholder to be affected thereby.

ARTICLE X

NOTICE

Section 1. Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may also be given in writing, by first class United States mail, postage prepaid, or by prepaid telegram and mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of telegrams, when transmitted.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.